UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011

Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 31, 2011, Robbins & Myers, Inc. (the “Company”) and its subsidiary Robbins & Myers Finance Europe B.V. entered into a Credit Agreement (the “Credit Agreement”) with the Lenders named in the Credit Agreement and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement replaces the Company’s Fifth Amended and Restated Credit Agreement, dated December 19, 2006, among the Company, its subsidiary Robbins & Myers Finance Europe B.V., the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, which would have expired in December 2011.
The Credit Agreement provides that the Company may borrow, for the five-year term of the agreement, on a revolving credit basis up to a maximum of $150 million at any one time. In addition, under the terms of the Credit Agreement, the Company is entitled, on up to six occasions prior to the maturity of the loan, subject to the satisfaction of certain conditions, to increase the aggregate commitments under the Credit Agreement in the aggregate principal amount of up to $150 million, to the extent that existing or new lenders agree to provide such additional commitments. All outstanding amounts under the Credit Agreement are due and payable on March 16, 2016. Interest is variable based upon formulas tied to a Eurocurrency rate or an alternative base rate defined in the Credit Agreement, at the Company’s option. Borrowings are unsecured, but are guaranteed by certain of the Company’s subsidiaries. The Credit Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants, including limitations on indebtedness, liens, asset sales, mergers and other fundamental changes involving the Company, permitted investments, sales and lease backs, cash dividends and share repurchases, and financial covenants relating to interest coverage and leverage. Borrowings may be used for general corporate purposes.
The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Report is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits — See Index to Exhibits

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.
April 5, 2011	By	/s/ PETER C. WALLACE
		Name:	Peter C. Wallace
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated March 31, 2011, among Robbins & Myers, Inc., the Subsidiary Borrower party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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